Exhibit 10.7

ASSIGNMENT OF PROMISSORY NOTE

FOR VALUE RECEIVED, including the payment of $153,341.78 concurrently herewith by wire transfer of immediately available funds to the account set forth on Exhibit A hereto, __________ (“Assignor”), does hereby assign and transfer to Car Charging Group, Inc. (“Assignee”) each of those two certain secured promissory notes (copies of which are attached hereto as Exhibits A and B, respectively) executed by Beam Charging LLC, a New York limited liability company (“Beam”) totaling the aggregate principal amount of One Hundred Thirty Thousand and No/100 Dollars ($130,000) (the “Secured Notes”).

Assignor represents and warrants that, immediately prior to the assignment and transfer consummated hereby, it was the record and beneficial owner of the Secured Notes and the Assignor owned the Secured Notes, free of any claim, lien, security interest or encumbrance of any nature or kind and, as such, had the exclusive right and full power to assign and transfer the Secured Notes free of any such claim, lien, security interest or encumbrance.

The Assignee acknowledges that after due investigation it has satisfied itself as to validity of the promissory notes and the obligations pursuant to the promissory notes. The Assignee agrees to hold the Assignor harmless form any and all claims that may arise after the date hereof against the Assignor or the Assignee with respect to the obligations pursuant to said promissory notes.   Assignor shall, within seven days after the effectiveness hereof, deliver the original Secured Notes (to the extent such are in existence) to the Assignee.

This assignment and any dispute arising hereunder relating to its execution and its validity, shall be governed or interpreted according to the laws of the State of New York. Any proceeding or action must be commenced in Nassau County, New York. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.

[Signature Page Attached]

IN WITNESS WHEREOF the parties hereto have set their hand and seals as of February ___, 2013.

ASSIGNOR:

ASSIGNEE:

CAR CHARGING GROUP, INC.

By:
Name:
Title:

EXHIBIT A
Wire Transfer Instructions